UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Campus Crest Communities, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-2481988

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Rexford Road, Suite 414, Charlotte, North Carolina	28211

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:           333-166834           (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange*

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)
*Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Incorporated by reference herein is the section entitled “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-11 (File No. 333-166834), as amended (the “Registration Statement”), originally filed with the Securities and Exchange Commission on May 14, 2010, including any form of the prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, also incorporated by reference herein is information relating to the Registrant’s common stock, $0.01 par value per share, under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.
Item 2. Exhibits.
Not applicable.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 15, 2010	CAMPUS CREST COMMUNITIES, INC.

	By	/s/ Ted W. Rollins

Ted W. Rollins Co-Chairman of the Board and Chief Executive Officer